Exhibit 99.2

NOTICE OF REDEMPTION

AND

CONVERSION OPTION

L-3 COMMUNICATIONS HOLDINGS, INC.

3.00% CONVERTIBLE CONTINGENT DEBT SECURITIES (CODES) DUE 2035

CUSIP NUMBERS: 502424AE4 and 502413AW7

May 13, 2014

NOTICE IS HEREBY GIVEN pursuant to Sections 10.5 and 15.2 of the Indenture, dated as of July 29, 2005, among L-3 Communications Holdings, Inc., a Delaware corporation (the “Company”), the guarantor parties named therein and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (as amended and supplemented from time to time, the “Indenture”), governing the Company’s 3.00% Convertible Contingent Debt Securities (the “CODES”) due 2035, that the Company is hereby exercising its right to redeem all of the outstanding CODES on June 2, 2014 (the “Redemption Date”). Pursuant to such redemption, the CODES will be purchased by the Company at a cash purchase price of $1,000 per $1,000 principal amount of the CODES, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”), subject to the terms and conditions of the Indenture, the CODES and this Notice of Redemption, as amended and supplemented from time to time (the “Redemption”). Holders must surrender their CODES by the Redemption Date in order to receive the Redemption Price. Terms used but not otherwise defined herein have the meanings assigned to them in the Indenture.

NOTICE IS HEREBY FURTHER GIVEN that on and after the Redemption Date, the CODES will cease to accrue interest, unless a payment default occurs, and the holders thereof will not be entitled to exercise any of the rights of holders in respect thereof except the right to receive the Redemption Price.

On the Redemption Date, Holders whose CODES are redeemed pursuant to the Redemption will be entitled to receive and retain the Redemption Price, including interest accrued on their CODES from February 1, 2014, the most recent prior regular interest payment date, to, but excluding, the Redemption Date, which interest is expected to equal approximately $10.083333 per $1,000 principal amount of CODES.

The Trustee is acting both as the Paying Agent and Conversion Agent for purposes of the Redemption and any conversion pursuant thereto. In order to receive the Redemption Price for the CODES, a holder must present the CODES for surrender to the Paying Agent at: The Bank of New York Mellon, Corporate Trust – Reorg, 111 Sanders Creek Parkway, Easy Syracuse, New York 13057, Attention: Adam DeCapio.

The Trustee has informed the Company that, as of the date of this Notice of Redemption, all custodians and beneficial holders of the CODES hold the CODES through accounts with The Depository Trust Company (“DTC”) and that there are no certificated CODES in non-global form. Accordingly, all CODES surrendered for redemption must be delivered through the transmittal procedures of DTC.

If you wish to receive the Redemption Price, do not fill in or return the Conversion Notice (attached as Exhibit D to the Indenture).

Alternative to Redemption:

You May Elect to Convert

Under the Indenture, notwithstanding this Notice of Redemption, you are entitled to convert your CODES at any time beginning at 3:00 p.m. ET on the date of this Notice of Redemption until the close of business on the Business Day immediately preceding the Redemption Date (the “Redemption Conversion Period”).

The current Conversion Rate is 11.2259 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), per $1,000 aggregate principal amount of CODES (equal to a conversion price of approximately $89.08 per share). Assuming that the price per share of the Common Stock is $114.55, which was the closing price of the Common Stock on the New York Stock Exchange (the “NYSE”) on May 9, 2014, the value of the shares of our Common Stock that you would be entitled to receive upon conversion during the Redemption Conversion Period would be $1,288.34 per $1,000 aggregate principal amount of CODES. Unless otherwise specified by a Holder in the applicable Notice of Conversion, the actual value of all conversions of CODES with respect to Notices of Conversion submitted during the Redemption Conversion Period will be calculated in accordance with Section 12.11 of the Indenture based on the Closing Sale Price of the Common Stock and the Conversion Rate for each Trading Day in the 20 Trading Day period ending one Trading Day immediately preceding the Redemption Date. See below for a comparison of what you would receive if your CODES are converted versus what you will receive if your CODES are redeemed on the Redemption Date.

The Company will settle the entire Conversion Obligation with respect to converted CODES, if any, in cash. If you convert your CODES, you will not be entitled to any accrued and unpaid interest and will only receive the amount due upon conversion.

In order to convert your CODES instead of receiving the Redemption Price, you must comply with the terms of the Indenture and complete and sign the Notice of Conversion (attached as Exhibit D to the Indenture), and send it to The Bank of New York Mellon in New York (the “Conversion Agent”) for receipt by the Conversion Agent by the close of business on the Business Day immediately preceding the Redemption Date, along with your CODES through the transmittal procedures of DTC, at the following address:

The Bank of New York Mellon

Corporate Trust – Reorg

111 Sanders Creek Parkway

East Syracuse, New York 13057

Attention: Adam DeCapio

If you do not deliver the Notice of Conversion as set forth herein, your CODES will represent only the right to receive the cash Redemption Price upon surrender thereof as described in this Notice of Redemption.

No representation is made as to the correctness or accuracy of any CUSIP number listed in this notice or printed on the CODES.

Examples of Your Consideration Alternatives

For example, assuming you hold CODES in an aggregate principal amount at maturity of $1,000.00:

•

Redemption: If your CODES are redeemed for the Redemption Price, you will receive cash in an amount equal to $1,000.00 plus a sum equal to accrued but unpaid interest thereon, for a total consideration of approximately $1,010.083333.

•	Conversion: If your CODES are converted, you will receive cash in an amount equal to the sum of the daily conversion values for each of the 20 Trading Days ending one Trading Day immediately preceding the Redemption Date, where the daily conversion value for any trading day equals 1/20th of (A) the current conversion rate of 11.2259 multiplied by (B) the Closing Sale Price of the Common Stock on that day; provided that if the Closing Sale Price of the Common Stock on the conversion date exceeds the then applicable Conversion Price, the conversion value will not be less than $1,000. Assuming that the current conversion rate of 11.2259 applies during each applicable Trading Day and that the price per share of the Common Stock is $114.55 on each Trading Day during the applicable 20 Trading Day period, which was the closing price of the Common Stock on the NYSE on May 9, 2014, the value of the shares of our Common Stock that you would be entitled to receive upon conversion during the Redemption Conversion Period would be $1,288.34 per $1,000 aggregate principal amount of CODES.

If you do not complete and sign the Notice of Conversion (attached as Exhibit D to the Indenture) and send it to the Conversion Agent by the close of business on the Business Day immediately preceding the Redemption Date as set forth in this Notice of Redemption, your CODES will be redeemed.

THIS IS AN EXAMPLE CALCULATION FOR ILLUSTRATIVE PURPOSES AND DOES NOT REPRESENT THE EXPECTED AMOUNT OF ANY SUCH PROCEEDS OR ANY GUARANTEES WITH RESPECT TO SUCH AMOUNTS.

IMPORTANT TAX INFORMATION

In accordance with the United States federal tax laws, payers may be required to withhold 28% of the payment upon redemption or conversion to certain U.S. payees who have not returned a correctly completed IRS Form W-9 entitled “Request for Taxpayer Identification Number and Certification.” If you need a copy of the IRS Form W-9 you should be able to obtain one from your local bank or IRS service center, or from the IRS website (www.irs.gov). Those holders who are required to provide their correct taxpayer identification number on IRS Form W-9 and who fail to do so may also be subject to a penalty of $50.

Payers may be required to withhold 28% of the payment upon redemption or conversion to non-U.S. payees that fail to certify their exempt status by properly completing an IRS Form W-8BEN (or other applicable Form W-8).

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT ANY DISCUSSION OF TAX MATTERS SET FORTH IN THIS NOTICE WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER FEDERAL, STATE OR LOCAL TAX LAW.

* * * * *

If you have any questions about the redemption or the conversion of the CODES or the information contained in this notice, please contact Stephen M. Souza, Vice President and Treasurer of the Company, at 212-805-5205.

Very truly yours,

/s/ Stephen M. Souza
Stephen M. Souza
Vice President and Treasurer

May 13, 2014

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